Exhibit 8.1
Subsidiaries of Navios Maritime Partners L.P.
Navios Maritime Operating L.L.C., a Marshall Islands limited liability company
Alegria Shipping Corporation, a Marshall Islands corporation
Felicity Shipping Corporation, a Marshall Islands corporation
Galaxy Shipping Corporation, a Marshall Islands corporation
Gemini Shipping Corporation, a Marshall Islands corporation
Libra Shipping Enterprises Corporation, a Marshall Islands corporation
Aldebaran Shipping Corporation, a Marshall Islands corporation
Prosperity Shipping Corporation, a Marshall Islands corporation
Fantastiks Shipping Corporation, a Marshall Islands corporation
Aurora Shipping Enterprises Ltd., a Marshall Islands corporation
Sagittarius Shipping Corporation, a Marshall Islands corporation
Palermo Shipping S.A., a Marshall Islands corporation
Hyperion Enterprises Inc., a Marshall Islands corporation
Chilali Corp., a Marshall Islands corporation
Surf Maritime Co., a Marshall Islands corporation
JTC Shipping and Trading Ltd., a Maltese corporation
Pandora Marine Inc., a Marshall Islands corporation
Customized Development S.A. a Liberian corporation